Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Span-America Medical Systems, Inc. of our report dated December 28, 2012, relating to our audit of the consolidated financial statements and the financial statement schedule, included in the 2012 Annual Report to Shareholders of Span-America Medical Systems, Inc. for the year ended September 29, 2012.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70533) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-75656) pertaining to the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan and in the Registration Statement (Form S-8 No. 333-146659) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-146660) pertaining to the  Span-America Medical Systems, Inc. 2007 Equity Incentive Plan of our report dated December 28, 2012 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Span-America Medical Systems, Inc. for the year ended September 29, 2012.

/s/ ELLIOTT DAVIS, LLC

Greenville, South Carolina
December 28, 2012